UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2016

AMERICAN HONDA FINANCE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

001-36111	California	95-3472715
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

20800 Madrona Avenue, Torrance, California		90503
(Address of Principal Executive Offices)		(Zip Code)

(310) 972-2288

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 23, 2016, Honda Canada Finance Inc. (“HCFI”), a subsidiary of American Honda Finance Corporation (“AHFC”), amended (the “Third Amendment”) its C$1.6 billion ($1.2 billion) Second Amended and Restated Credit Agreement, dated March 24, 2014, among HCFI, as the borrower, the lenders party thereto, and Canadian Imperial Bank of Commerce, as administrative agent, joint bookrunner and co-lead arranger, RBC Capital Markets, as joint bookrunner and co-lead arranger, BMO Capital Markets, as co-lead arranger, The Toronto-Dominion Bank, as co-arranger and co-syndication agent, Bank of Tokyo-Mitsubishi UFJ (Canada), as co-arranger and co-syndication agent, Bank of Montreal, as co-syndication agent, Royal Bank of Canada, as co-syndication agent, Mizuho Corporate Bank, Ltd., Canada Branch, as documentation agent (the “Second Amendment and Restatement”), as amended on June 30, 2014 (the “First Amendment”) and on March 13, 2015 (the “Second Amendment”; the Second Amendment and Restatement, as amended by the First Amendment, the Second Amendment, and the Third Amendment, the “Credit Agreement”). A copy of the Second Amendment and Restatement was filed by AHFC as Exhibit 10.1 to its Form 8-K filed on March 27, 2014. A copy of the First Amendment was filed by AHFC as Exhibit 10.1 to its Form 8-K filed on July 2, 2014. A copy of the Second Amendment was filed by AHFC as Exhibit 10.1 to its Form 8-K filed on March 17, 2015.

Pursuant to the Credit Agreement, HCFI may borrow up to C$800 million ($578 million) on a one-year revolving basis (the “Tranche A Commitment”) and up to C$800 million ($578 million) on a five-year revolving basis (the “Tranche B Commitment”) and outstanding borrowings under the Credit Agreement are based on a prime rate plus an applicable margin, which is determined based on HCFI’s debt ratings.

The Third Amendment:

•	extended the Tranche A commitment termination date from March 24, 2016 to March 24, 2017;

•	extended the Tranche B commitment termination date from March 24, 2020 to March 24, 2021;

•	added as a condition for the availability of Tranche B loans and drawings that all Tranche A commitments be fully drawn, with certain exceptions; and

•	amended the date by which lenders must notify the administrative agent of their agreement to extend existing commitment termination dates.

Certain of the lenders party to the Credit Agreement, as well as certain of their respective affiliates, have performed, and may in the future perform, commercial banking, investment banking, underwriting and other financial advisory services for AHFC, HCFI and their respective affiliates, for which they have received, and will receive, customary fees and expenses.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement. A copy of the Third Amendment is included in this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

References to “C$” are to the Canadian dollar. This report contains translations of certain Canadian dollar amounts into U.S. dollars at the rate specified below solely for your convenience. These translations should not be construed as representations that the Canadian dollar amounts actually represent such U.S. dollar amounts or that they could be converted into U.S. dollars at the rate indicated. U.S. dollar equivalents for “C$” amounts are calculated based on an exchange rate of 1.3839 per U.S. dollar as of December 31, 2015.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference in its entirety in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Third Amendment, dated as of March 23, 2016, between HCFI and Canadian Imperial Bank of Commerce, as administrative agent, for and behalf of the banks party to the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HONDA FINANCE CORPORATION

Date: March 24, 2016	By:	/s/ Paul C. Honda
Paul C. Honda
Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment, dated as of March 23, 2016, between HCFI and Canadian Imperial Bank of Commerce, as administrative agent, for and behalf of the banks party to the Credit Agreement.